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                                                                   EXHIBIT 10.23








                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


                                      AMONG


                         AMERITRADE HOLDING CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                         HARRIS TRUST AND SAVINGS BANK,
                     LASALLE BANK NATIONAL ASSOCIATION, AND
                      MERCANTILE BANK NATIONAL ASSOCIATION







                                JANUARY 25, 2000



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                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


      This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the "Agreement") is entered into as of the 25th day of January, 2000, among AMERITRADE HOLDING CORPORATION, a Delaware corporation having its principal place of business at 4211 South 102nd Street, Omaha, Nebraska 68127 (the "Borrower"), FIRST NATIONAL BANK OF OMAHA, a national banking association having its principal place of business at One First National Center, Omaha, Nebraska 68102 ("Agent" or "FNB-O"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking association having its principal place of business at 111 W. Monroe Street, Chicago, Illinois 60603, LASALLE BANK NATIONAL ASSOCIATION, a national banking association located at 801 Grand Street, Suite 3150, Des Moines, Iowa 50309 and MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business at One Mercantile Center, 7th and Washington TRAM 12-3, St. Louis, Missouri 63101.

                                 I. DEFINITIONS

      For purposes of this Agreement, the following definitions shall apply:

Advance: Any advance of funds to the Borrower by the Revolving Lenders or any of them under the revolving credit facility provided in this Agreement.

Advanced
Clearing:     Advanced Clearing, Inc., a Nebraska corporation, and wholly-owned subsidiary of the Borrower.

Agreement:    This Amended and Restated  Revolving  Credit  Agreement  dated as of January 25, 2000,  among the Borrower and the Revolving
              Lenders, as amended or restated from time to time.

Annualized
Modified
Cash Flow:    The (i) product of (a) 4 times (b) the sum, for the three months preceding the date of determination of the Borrower's consolidated net income (loss) before taxes, and plus or minus any
              non-ordinary  non-cash charges or credits to earnings for each month in such quarter, plus (ii) advertising expenditures in each month in  excess of $667,000.
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Base Rate:    The floating per annum interest rate published from time to time as the "Prime Rate" (the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks) in the Midwest Edition of the Wall Street Journal on the first business day of the month, or if no such rate is published on such date, on the last preceding date when such rate was published.

Borrower:     Ameritrade Holding Corporation,  a Delaware corporation having its principal place of business at 4211 South 102nd Street, Omaha, Nebraska 68127.

Business
Day: Any day other than a Saturday, Sunday or a legal holiday on which banks in the State of Nebraska, Illinois or Missouri are not open for business.

Change of
Control: (a) At any time when any of the equity securities of the Borrower shall be registered under Section 12 of the Securities Exchange Act of 1934 as amended from time to time (the "Exchange Act"), (i) any person, entity or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (other than any person which is a management employee, or any such "group" which consists entirely of management employees, of the Borrower) being or becoming the beneficial owner, directly or indirectly, of voting stock of the Borrower in an amount sufficient to elect a majority of the members of the Borrower's board of directors, or (ii) a majority of the members of the Borrower's board of directors (the "Board") consisting of persons other than Continuing Directors (as hereinafter defined); and (b) at any other time, the voting stock of the Borrower being owned beneficially, directly or indirectly, by any person, entity or group other than employees of the Borrower or its Subsidiaries. As used herein, the term "Continuing Director" means any member of the Board on the date of this Agreement, and any other member of the Board who shall be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are the members of the Board.

Collateral:   All personal property of the Borrower  described in the Security
              Agreement and the Pledge Agreement, whether now owned or hereafter acquired, including, without limitation:

                            (a) all of the Borrower's stock in any present or
                    future subsidiary, including without limitation, Advanced Clearing, Inc., Ameritrade (Inc.), and Accutrade, Inc.;

                            (b) all of the  Borrower's  interest in NITE Stock
                    with a market value of Fifty Million  Dollars ($50,000,000);
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                            (c) all of the Borrower's accounts, accounts
                    receivable, chattel paper, documents, instruments and other securities, goods, inventory, equipment, furniture and fixtures, general intangibles, contract rights, computer, data processing, hardware and software licenses, books and records; and

                            (d) all proceeds and products of the foregoing.

Commitment:   As to each  Revolving  Lender,  such  Revolving  Lender's  pro rata percentage or maximum dollar amount of the commitments set forth in Section 2.1 of this Agreement.

Core Retail
Accounts:     Open accounts of Ameritrade (Inc.) and Accutrade,  Inc. which have a currently valid account number, are eligible for online trading, and are reported publically on a quarterly basis.

Default Rate: The Revolving Credit Rate as defined herein plus 3.0%.
Event of
Default:      Any of the events set forth in Section 6.1 of this Agreement.

Existing
Credit
Facility:     The Revolving  Credit  Facility  dated as of January 16, 1998, as previously amended, by and among the Borrower, FNB-O, Harris, LaSalle and Mercantile.

FNB-O: First National Bank of Omaha, a national banking association having its principal place of business at One First National Center, Omaha, Nebraska 68102, and its successors and assigns.

Harris: Harris Trust and Savings Bank, an Illinois banking association, having its principal place of business in Chicago, Illinois.

Indebtedness: All loans and other obligations of the Borrower for borrowed money, without duplication, (including, without limitation, the indebtedness due to the Revolving Lenders) regardless of the maturity thereof, but excluding capital leases incurred in the ordinary course of business and excluding net payables to customers and broker-dealers in the ordinary course of business and excluding Subordinated Debt.

LaSalle: LaSalle Bank National Association, a national banking association having its principal place of business in Chicago, Illinois.
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LIBOR
Rate: The floating per annum interest rate published from time to time as the "90 day LIBOR rate" in the Midwest Edition of the Wall Street Journal on the first business day of each month, or if no such rate is published on such date, on the last preceding date on which such rate was published.

Mercantile:   Mercantile Bank National  Association,  a national banking association having its principal place of business in St. Louis, Missouri.

Net Operating
Profit After
Taxes: For any period, the net earning (or loss) after taxes of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period and determined in conformity with generally accepted accounting principles; provided that there shall be excluded (i) the income (or loss) of any entity accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower and (ii) any extraordinary gains or losses for such period determined in accordance with generally accepted accounting principles.

Net Worth:    The Borrower's consolidated net worth as determined in accordance with generally accepted accounting principles.

NITE Stock:   The common stock, or any securities exchanged for the common stock, of Knight/Trimark Group, Inc.

Notes: (i) The revolving credit notes, substantially in the form of Exhibit A attached to this Agreement, which notes replace the revolving credit notes issued and outstanding under the Existing Agreement, and such additional similar notes as may be issued to certain additional Revolving Lenders, and all extensions, renewals, and substitutions of or for the foregoing.

Operative
Documents:    This Agreement, the Notes, the Pledge Agreement, the Security
              Agreement, the financing statements regarding the Collateral and the documents and certificates delivered pursuant to Section 5.1.

Permitted
Investments:  Any one or more of the following:
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                            (a) certificates of deposit fully covered by Federal
                      Deposit Insurance and maintained at a bank having capital and surplus of not less than $50,000,000;

                            (b) short-term obligations of, or obligations
                      fully guaranteed by, the United States of America or any agencies thereof;

                            (c) commercial  paper rated at least A-1 by Standard
                      and Poor's Corporation or P-1 by Moody's Investors Service, Inc.; and

                            (d) demand deposit  accounts  maintained in the
                      ordinary course of the Borrower's business at a bank having capital and surplus of not less than $50,000,000

Permitted
Liens: (i) Liens existing on the date of this Agreement as shown on Schedule A; (ii) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;
              (iv) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (v) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower or any of its Subsidiaries incurred in the ordinary course of business;
              (vii) Liens securing reimbursement obligations with respect to documentary letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (ix) judgment and attachment Liens not giving rise to a Default or an Event of Default; (x) leases or subleases granted to others not interfering in any material
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              respect with the business of the Borrower or any of its
              Subsidiaries; (xi) customary Liens securing indebtedness under interest rate protection agreements and foreign currency hedging arrangements; (xii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrower; (xiii) any interest or title of a lessor in the property subject to any capital lease obligation or operating lease entered into by the borrower in the ordinary course of business provided that the incurrence of any related indebtedness is permitted by this Agreement; (xiv) Liens of banks in funds on deposit with such banks; (xv) mortgage or deed of trust securing real estate loan for premises located in Kansas City, Missouri, in the approximate amount of $7,500,000, and (xvi) extensions, renewals or regranting of any Liens referred to in clauses (i) through (xv) above.

Pledge
Agreement:    The Amended and Restated Stock Pledge Agreement dated as of the date hereof, between the Borrower and FNB-O, as agent for the Revolving Lenders, as amended or restated from time to time.

Pledged
NITE Stock:   The NITE Stock pledged to the Revolving Lenders under the Pledge
              Agreement.

Principal
Loan
Amount: The aggregate principal amount of all unpaid Advances made under the Notes outstanding at any time.

Quarterly
Compliance
Certificate:  The certificate delivered to the Revolving Lenders by the Borrower pursuant to Section 4.1(e).

Regulatory
Net Capital The amount of net capital required for Advanced Clearing under Section 15(c)(3) of the Securities Exchange Act of 1934 and Regulations promulgated thereunder in effect as of December 31, 1999.

Requisite
Revolving
Lenders Except where a higher percentage is required pursuant to the express terms of this Agreement, including without limitation
              Section 7.1, Revolving Lenders owning two-thirds (2/3) by amount of the Principal Loan Amount outstanding or, if no Principal Loan Amount is outstanding, Revolving Lenders representing two-thirds (2/3) of the Commitments in effect at such time.
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Revolving
Credit Rate:  As defined in Section 2.3 hereof.

Revolving
Lenders: FNB-O, Harris, LaSalle, Mercantile, and such additional Revolving Lenders as may be added as Revolving Lenders under
              Section 2.1 hereto from time to time in accordance with this Agreement, as such Revolving Lenders may be modified by assignments permitted under Section 7.4 from time to time.

Security
Agreement:    The Amended and Restated Security  Agreement dated as of this date between the Borrower and FNB-O as agent for the Revolving
              Lenders, as amended from time to time.

Subordinated
Debt: The Convertible Subordinated Notes due August, 2004, issued in the amount of $200,000,000 by the Borrower, which Notes are unsecured obligations of the Borrower, subordinated in right of payment to all existing and future senior indebtedness of the Borrower (including without limitation the Notes).

Subsidiary:   Any corporation business association, partnership, joint
              venture, limited liability company or other business entity in which the Borrower, or one or more of its Subsidiaries, or the Borrower and one or more of its Subsidiaries has more than 50% of the equity ownership thereof, or any other entity which, pursuant to GAAP, would be considered a subsidiary of the Borrower or any one or more of its Subsidiaries.

Termination
Date: December 31, 2001, or such later date as is approved in writing by the Revolving Lenders.

All accounting terms not otherwise defined herein shall have the meaning ordinarily applied under generally accepted accounting principles from time to time in effect.



                             II. REVOLVING FACILITY

              2.1 Revolving Credit. Until December 31, 2001, the Revolving Lenders severally agree to advance funds for general corporate purposes not to exceed the amount shown below (the "Base Revolving Credit Facility") to the Borrower on a revolving credit basis. Such Advances shall be made on a pro rata basis by the Revolving Lenders, based on the following maximum Advance limits and applicable percentages for each Revolving Lender: (i) as to
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FNB-O, $26,000,000 (28.8889%); (ii) as to Harris, $20,000,000 (22.2222%); (iii)
as to Mercantile, $24,000,000 (26.6667%); (iv) as to LaSalle, $20,000,000
(22.2222%); provided, however, that each Revolving Lender's Commitment is several and not joint or joint and several. The Base Revolving Credit Facility shall be subject to reduction as specified in Section 4.2 below.

      The Borrower shall not be entitled to any Advance hereunder if, after the making of such Advance, the Principal Loan Amount would exceed the least of (x) the then current Base Revolving Credit Facility, or (y) the sum of $25,000,000 plus one and one-half (1 1/2) times the Borrower's Annualized Modified Cash Flow, or (z) the number of Core Retail Accounts times $200, determined in each case after giving effect to the requested Advance. Nor shall the Borrower be entitled to any further Advances hereunder after the occurrence and during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default, or if the Borrower's representations and warranties cease to be true and correct at the time of the requested Advance. Advances shall be made, on the terms and conditions of this Agreement, upon the Borrower's request. Requests shall be made by 12:00 noon Omaha time on the Business Day prior to the requested date of the Advance. Requests shall be made by presentation to FNB-O of a drawing certificate in the form of Exhibit B. The Borrower's obligation to make payments of principal and interest on the foregoing revolving credit indebtedness shall be further evidenced by the Notes.

      2.2   Revolving Credit Fees.

            (a) The Borrower shall pay to the Revolving Lenders a commitment fee equal to 1/4 of 1% of the average unused facility, payable quarterly in arrears. Such fee shall be paid to the Agent and based on the average unused portion of the revolving credit commitment during the applicable quarter. FNB-O shall distribute to each Revolving Lender its pro rata share of such fees based on the maximum Advance limits set forth above.

            (b) The Borrower shall also pay a closing fee of $22,500.00, which is equal to 15 basis points (.0015) times the amount of the Base Revolving Credit Facility, as set forth in Section 2.1 above, in excess of $75,000,000, such closing fee to be payable at closing. FNB-O shall distribute to each Revolving Lender its pro rata share of such fees based on its portion of the increases in the facility from the Existing Agreement.

      2.3 Interest on Revolving Credit. Interest shall accrue on the Principal Loan Amount outstanding from time to time at a variable rate per annum (the "Revolving Credit Rate") equal to the greater of (a) the Base Rate minus 3/4 of 1%, or (b) the LIBOR Rate plus 1.50%. Such rate shall fluctuate monthly based on changes in such rates on the first business day of each month. All interest under the Notes shall accrue based on a year of 360 days, and for actual days elapsed. Interest shall be due no later than the tenth day of each month. Notwithstanding anything to the contrary elsewhere herein, after an Event of Default has occurred and is continuing, interest shall accrue on the entire outstanding balance of principal and interest on all indebtedness hereunder at a fluctuating rate per annum equal to the Default Rate.

      2.4 Payments. On or prior to the end of each calendar quarter the Borrower shall repay the amount, if any, outstanding on the Notes which in the aggregate exceeds the amount of the Base Revolving Credit Facility to be in place on the next succeeding Business Day following such calendar quarter. The balance of the loan on December 31, 2001, if any, shall be due on the Termination Date. All obligations of the Borrower under the Notes and under the other Operative Documents shall be payable in immediately available funds in lawful money of the United States of America at the principal office of FNB-O in Omaha, Nebraska or at such other address as may be designated by FNB-O in writing. In the event that a payment day is not a Business Day, the payment shall be due on the next succeeding Business Day.


      2.5 Prepayments. The Borrower may at any time prepay the Principal Loan Amount, in whole or in part, outstanding under the Notes if the Borrower has given the Agent at least one (1) Business Day's prior written notice of its intention to make such prepayment. Any such prepayment may be made without penalty. All such prepayments shall be made pro rata among the Revolving Lenders based on their respective pro rata share of the amounts outstanding on the Notes. No such prepayment shall reduce the Base Revolving Credit Facility.

      2.6 Security. All obligations of the Borrower hereunder and under the Operative Documents, including, without limitation, the Borrower's obligations to make payments of principal and interest on the Notes shall be secured by a first security interest in the Collateral, as more specifically described in the Security Agreement and the Pledge Agreement.


                       III. REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants that as of the date hereof and as of the date of each and every request for an Advance hereunder, the following are and shall be true and correct:

      3.1 Corporate Existence. It and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified and in good standing in all states where it is doing business except where the failure to be so qualified would not have a material adverse effect on it and its Subsidiaries taken as a whole, and it has full corporate power and authority to own and operate its properties and to carry on its business.

      3.2 Corporate Authority. It has full corporate power, authority and legal right to execute, deliver and perform the Operative Documents to which it is a party, and all other instruments and agreements contemplated hereby and thereby, and to perform its obligations hereunder and thereunder; and such actions have been duly authorized by all necessary corporate action, and are not in conflict with any applicable law or regulation, or any order, judgment or decree of any court or other governmental agency or instrumentality or its articles of incorporation or bylaws, or with any provisions of any indenture, contract or agreement to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of its or their property may be bound.

      3.3 Validity of Agreements. The Borrower's Operative Documents have been duly authorized, executed and delivered and constitute its legal, valid and binding agreements, enforceable against the Borrower in accordance with their respective terms (except to the extent that enforcement thereof may be limited by any applicable bankruptcy, reorganization, moratorium or similar laws now or hereafter in effect, or by principles of equity).

      3.4 Litigation. Neither the Borrower nor any Subsidiary is a party to any pending lawsuit or proceeding before or by any court or governmental body or agency, which, if adversely determined, is likely to have a material adverse effect on the Borrower's ability to perform its obligations under its Operative Documents or a Subsidiary's ability to pay dividends to the Borrower; nor is the Borrower aware of any threatened lawsuit or proceeding, to which it or any Subsidiary may become a party or of any investigation of any Court or governmental body or agency into its affairs, which if instituted would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents or a Subsidiary's ability to pay dividends to the Borrower.

      3.5 Governmental Approvals. The execution, delivery and performance by the Borrower of the Operative Documents do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or other governmental authority or agency other than as contemplated herein and therein.

      3.6 Defaults Under Other Documents. Neither the Borrower nor any Subsidiary is in default or in violation (nor has any event occurred which, with notice or lapse of time or both, would constitute a default or violation) under any document or any agreement or instrument to which it may be a party or under which it or any of its properties may be bound, the result of which would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents or a Subsidiary's ability to pay dividends to the Borrower.

      3.7 Judgments. There are no outstanding or unpaid judgments (which are not adequately bonded) of the Borrower or any Subsidiary which would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents or a Subsidiary's ability to pay dividends to the Borrower.

      3.8 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any laws, regulations or judicial or governmental decrees in any respect which would have any material adverse effect upon the validity or enforceability of any of the terms of the Borrower's Operative Documents or which would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents or a Subsidiary's ability to pay dividends to the Borrower.

      3.9 Taxes. All tax returns of the Borrower and its Subsidiaries for material taxes required to be filed have been filed or extensions permitted by law have been obtained; all taxes of the Borrower and its Subsidiaries of a material nature and which are due and payable as reflected on such returns have been paid, other than taxes which are due but for which only a nominal late payment penalty is payable and for which the taxing authority is not yet entitled to enforce its remedies for payment thereof and other than taxes being contested in good faith and with respect to which adequate reserves have been established; and no material amounts of taxes of the Borrower and its Subsidiaries not reflected on such returns are payable.

      3.10 Collateral. The Borrower has good title to the Collateral and the Collateral is free from all liens, encumbrances or security interests, except for Permitted Liens and except as disclosed on Section 3.10 of Schedule A attached hereto. The Borrower's principal place of business, chief executive office, and the principal place where it keeps its records concerning the Collateral is 4211 South 102nd Street, Omaha, Nebraska 68127.

      3.11 Pension Benefits. Neither the Borrower nor any Subsidiary maintains a "Plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or each such entity is in compliance with the minimum funding requirements with respect to any such "Plan" maintained by it to the extent applicable, and it has not incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or otherwise under ERISA in connection with any such Plan.

      3.12 Margin Regulations. No part of the proceeds of any Advance hereunder shall be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System of the United States.

      3.13 Financial Condition. The financial condition of the Borrower and its Subsidiaries is fairly presented in the most recent financial statement which has been provided to the Agent and such financial statement does not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statement therein not misleading in light of the circumstances under which it was made. No material adverse change has occurred since the date of such financial statement.

                                  IV. COVENANTS

      The Borrower hereby covenants that:

      4.1   Financial Reports.

            (a) Within thirty (30) days after the end of each month, the Borrower, at its sole expense, shall furnish the Agent a consolidated balance sheet, a statement of earnings of the Borrower and its consolidated Subsidiaries, and a statement of cash flows of the Borrower and its consolidated Subsidiaries, and such financial statements on a consolidating basis as to the Borrower, all such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied and certified as completed and correct, subject to normal changes resulting from year-end audit adjustments, by the chief financial officer of the Borrower.

            (b) Within ninety (90) days after the close of the Borrower's fiscal year, the Borrower, at its sole expense, shall furnish the Agent:
      (i) a consolidated balance sheet, a statement of earnings of the Borrower and its consolidated Subsidiaries and a statement of cash flows of the Borrower and its consolidated Subsidiaries, certified by Deloitte & Touche LLP, or other independent certified public accountants reasonably acceptable to the Requisite Revolving Lenders, that such financial reports fairly present the financial condition of the Borrower and its consolidated Subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied; and (ii) a certificate from such accountants certifying that in making the requisite audit for certification of the Borrower's financial statements, the auditors either (1) have obtained no knowledge, and are not otherwise aware of, any condition or event which constitutes an Event of Default or which with the passage of time or the giving of notice would constitute an Event of Default under this Agreement; or (2) have discovered such condition or event, as specifically set forth in such certificate, which constitutes an Event of Default or which with the passage of time or the giving of notice would constitute an Event of Default under such sections. The auditors shall not be liable to the Revolving Lenders by reason of the auditors' failure to obtain knowledge of such event or condition in the ordinary course of their audit unless such failure is the result of negligence or willful misconduct in the performance of the audit.

            (c) Within thirty (30) days after submission to the Securities and Exchange Commission, the Borrower shall provide to the Agent copies of its Forms 10K and 10Q, as submitted to the Securities and Exchange Commission during the term of this Agreement.

            (d) Within thirty (30) days after the end of each month, the Borrower shall provide to the Agent the FOCUS report of Advanced Clearing for such month.

            (e) Within thirty (30) days after the end of each quarter, the Borrower, at its expense, shall furnish the Agent a certificate of the chief financial officer of the Borrower in the form of Exhibit C, setting forth such information (including detailed calculations) sufficient to verify the conclusions of such officer after due inquiry and review, that:

                (i) The Borrower and each Subsidiary, either (y) is in compliance with the requirements set forth in this Agreement or (z) is NOT in compliance with the foregoing for reasons specifically set forth therein; and

                (ii) The chief financial officer of the Borrower has reviewed or caused to be reviewed all of the terms of the Operative Documents of the Borrower and that such review either (y) has NOT disclosed the existence of any condition or event which constitutes an event of default or any condition or event which with the passage of time or the giving of notice would constitute an event of default under the Operative Documents or (z) has disclosed the existence of a condition or event which constitutes an event of default, or a condition or event which with the passage of time or the giving of notice would constitute an event of default, under the aforesaid instrument or instruments and the specific condition or event is specifically set forth.

            (f) The Borrower shall provide the Agent with such other financial reports and statements as the Revolving Lenders may reasonably request.

      4.2 Corporate Structure and Assets. The Borrower shall not merge or consolidate with any other corporation or entity without the prior written consent of the Requisite Revolving Lenders, except as provided below. The Borrower shall not sell any assets, other than in the ordinary course of business, in an aggregate amount greater than one million dollars ($1,000,000), except (a) items that are obsolete or no longer necessary for operation of the business, and (b) the Borrower's interest in Comprehensive Software Systems, Ltd.; and the Borrower's interest in the NITE Stock (other than the Pledged NITE Stock). The Revolving Lenders shall be entitled to receive as a prepayment on the Notes the proceeds of any sale of assets of the Borrower which are prohibited by the preceding sentence. Notwithstanding the foregoing prepayment requirements, any such prohibited sale shall remain a violation of this Agreement. The Base Revolving Credit Facility shall be reduced by fifty percent (50%) of the proceeds after taxes of any sale of the Borrower's interest in the NITE Stock (other than Pledged NITE Stock); provided, however, that except as set forth in the following sentence, the amount of all such reductions shall not exceed in the aggregate $25,000,000. In the event that the fair market value of the Borrower's interest in the NITE Stock (other than Pledged NITE Stock) is less than $100,000,000 after giving effect to any sale, the Base Revolving Credit Facility shall be reduced by fifty percent (50%) of the proceeds after taxes of such sale of the Borrower's interest in the NITE Stock (other than Pledged NITE Stock); provided, however, that the Base Revolving Credit Facility shall not be reduced below $50,000,000 as a result of this Section 4.2. Any proceeds from the sale of the Borrower's interest in the NITE Stock (other than Pledged NITE Stock) shall be either paid to the Lenders as a prepayment on the Notes or shall be retained by the Borrower and shall be reinvested solely in Permitted Investments or additional investments in Advanced Clearing. At all times during the term of this Agreement, the Borrower shall keep its NITE Stock free from all liens, pledges and other encumbrances (other than agreements to sell such stock and other than the security interest granted under the Pledge

Agreement). In addition, the Borrower shall not engage in any business materially different from that in which it is presently engaged and businesses reasonably related thereto without the prior written consent of the Requisite Revolving Lenders, which consent shall not be unreasonably withheld. The foregoing restrictions on mergers and consolidations shall not apply if: (i) in the case of a merger, the Borrower is the surviving entity and expressly reaffirms its obligations hereunder; (ii) in the case of a consolidation, the resulting corporation expressly assumes the obligations of the Borrower hereunder; (iii) the surviving or resulting corporation is organized under the laws of the United States or a jurisdiction thereof; (iv) after giving effect to such merger or consolidation, the surviving or resulting corporation will be engaged in substantially the same lines of business as are now engaged in by the Borrower and its Subsidiaries and businesses reasonably related thereto; and (v) immediately after giving effect to such merger or consolidation, no Event of Default will exist hereunder.

      4.3 Net Worth. The Borrower shall maintain a minimum Net Worth during the term of this Agreement of at least the amounts set forth hereunder:

                 Period                         Minimum Net Worth

           Prior to closing                        $105,000,000

           On and after 12/31/00                   $125,000,000

      4.4 Indebtedness. The Borrower shall not have any Indebtedness other than as incurred under this Agreement, and shall not at any time permit the sum of its total Indebtedness to exceed the amounts shown below:

                  Period                        Maximum Indebtedness

           Closing through 6/30/00              Three times the sum of (a)
                                                $25,000,000, plus (or minus, if
                                                negative) Annualized Modified
                                                Cash Flow

               After 6/30/00                    $25,000,000, plus three times
                                                Annualized Modified Cash Flow


, in each case as tested at the end of the immediately preceding quarter based on the Annualized Modified Cash Flow for such quarter.

      4.5 Use of Proceeds. No part of the proceeds of the Advances shall be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System of the United States.

      4.6 Notice of Default. The Borrower shall give to the Agent written notification (promptly after the Borrower becomes aware thereof) of the existence or occurrence of:

      (a) any fact or event which results, or which with notice or the passage of time, or both, would result in an Event of Default hereunder;

      (b) any proceedings instituted by or against the Borrower or any Subsidiary in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened against the Borrower or any Subsidiary by any governmental agency, or any change in law or regulation applicable to the Borrower or one or more of its Subsidiaries, which event alone or in the aggregate is, in the Borrower's reasonable judgment, likely to have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents;

      (c) any default or event of default involving the payment of money under any agreement or instrument which is material to the Borrower or any Subsidiary to which such entity is a party or by which it or any of its property may be bound, and which default or event of default would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents;

      (d) the commencement of any proceeding under the Federal Bankruptcy Code or similar law affecting creditor's rights by or against the Borrower or any Subsidiary; and

      (e) pending or threatened litigation exists against the Borrower or any Subsidiary with a prayer for damages in excess of $500,000 or for any other relief which, if adversely determined, is likely to have an adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

4.7   Distributions.

      (a) The Borrower shall not declare any dividends or make any cash distribution in respect of any shares of its capital stock or warrants of its capital stock, without the prior written consent of the Requisite Revolving Lenders; provided, however, that the Borrower may declare stock dividends.

      (b) The Borrower shall not purchase, redeem, or otherwise retire any shares of its capital stock or warrants of its capital stock other than open market purchases not to exceed 2% of outstanding shares in any year to have stock available for compensation plans; provided, however, that the amount of such purchases is not to exceed $3 million per year.

      (c) Neither the Borrower nor any Subsidiary will enter into any agreements limiting a Subsidiary's ability to make dividends to the Borrower which are more restrictive than the net capital rule promulgated under Section 15(c) of the Securities Exchange Act of 1934 in effect on October 28, 1997; provided, however, that the granting of a security interest pursuant to a Broker-Loan Pledge and Security Agreement in the ordinary conduct of Advanced Clearing's business shall not in and of itself be deemed a violation of this Subsection 4.7(c).

      4.8 Compliance with Law and Regulations. The Borrower and each Subsidiary shall comply in all material respects with all applicable federal and state laws and regulations except when the failure to so comply would not have a material adverse effect on the Borrower's business.

      4.9 Maintenance of Property; Accounting; Corporate Form; Taxes; Insurance

          (a) The Borrower and each Subsidiary shall maintain its property in good condition in all material respects, ordinary wear and tear excepted.

          (b) The Borrower and each Subsidiary shall keep true books of record and accounts in which full and correct entries shall be made of all its business transactions, all in accordance with generally accepted accounting principles consistently applied.

          (c) The Borrower and each Subsidiary shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate form of existence as is necessary for the continuation of its business in substantially the same form, except where such failure to do so with respect to any Subsidiary would not have a material adverse effect on the ability of the Borrower to perform its obligations under the Operative Documents.

          (d) The Borrower and each Subsidiary shall pay all taxes, assessments and governmental charges or levies imposed upon it or its property; provided, however, that the Borrower or any Subsidiary shall not be required to pay any of the foregoing taxes which are being diligently contested in good faith by appropriate legal proceedings and with respect to which adequate reserves have been established.

      4.10 Inspection of Properties and Books. The Borrower shall recognize and honor the right of the Revolving Lenders, upon reasonable advance notice to an officer of the Borrower, to visit and inspect, during normal business hours, any of the properties of, to examine the books, accounts, and other records of, and to take extracts therefrom and to discuss the affairs, finances, loans and accounts of, and to be advised as to the same by the officers of, the Borrower at all such times, in such detail and through such agents and representatives as the Revolving Lenders may reasonably desire.

      4.11 Guaranties. Neither the Borrower nor any Subsidiary shall guaranty or become responsible for the indebtedness of any other person or entity in excess of an aggregate amount outstanding at any time of $1,000,000, plus employee stock loans in an aggregate amount outstanding at any time not to exceed $5,000,000.

      4.12 Collateral. The Borrower shall not incur or permit to exist any mortgage, pledge, lien, security interest or other encumbrance on the Collateral, other than Permitted Liens and except as otherwise permitted in the Security Agreement or the Pledge Agreement.

      4.13 Name; Location. The Borrower shall give the Agent thirty (30) days notice prior to changing its name, identity or corporate structure, moving its principal place of business, chief executive office or the place where it keeps its records concerning the Collateral.

      4.14 Notice of Change in Ownership or Management. During the term of this Agreement, the Borrower shall give the Revolving Lenders notice of the occurrence of the following described event, which notice shall be given as soon as the Borrower obtains notice or knowledge thereof:

            (a) any change, directly or indirectly, in the existing controlling interest in the Borrower.

      4.15 Subordinated Debt. After the date of this Agreement, the Borrower shall not, and shall not permit any Subsidiary to, incur any subordinated debt or issue any preferred stock or warrants for preferred stock except upon the prior written consent of the Requisite Revolving Lenders. The Borrower shall not amend its articles of incorporation or any other documents or agreements relating to the issuance of subordinated debt, preferred stock or warrants for preferred stock without the prior written consent of the Requisite Revolving Lenders.

      4.16 Capital Expenditures. The Borrower shall not incur in any fiscal year capital expenditures, determined in accordance with generally accepted accounting principles, of more than $75,000,000; provided however that any portion of such $75,000,000 which is not expended for capital expenditures may be rolled over and added to the capital expenditures permitted for the next fiscal year.

      4.17 Acquisitions. The Borrower shall not, and shall not permit any Subsidiaries to, acquire any stock or any equity interest in, or warrants therefor or securities convertible into the same, or a substantial portion of the assets of, or debentures of, or other investments in another entity without the prior written consent of the Requisite Revolving Lenders; provided, however, that (i) the Borrower shall be permitted to make in any twelve-month period such acquisitions and investments in an amount not to exceed Five Million Dollars ($5,000,000) in the aggregate without the consent of the Requisite Revolving Lenders; and (ii) the Borrower and each Subsidiary shall be permitted to make investments in short term marketable securities in the normal course of its cash management activities; and (iii) Advanced Clearing shall be permitted to hold short term equity positions in the normal course of its securities clearing business.

Notwithstanding the foregoing, the Borrower shall not be permitted to act as a market maker or to conduct trading activities; and no Subsidiary shall be permitted to conduct trading activities for its own account or to act as a market maker.

      4.18 Subsidiaries. The Borrower shall give prompt written notice to the Revolving Lenders of the Borrower's intent to acquire, or the Borrower's acquisition of, any Subsidiary. Prior to the creation or acquisition of such Subsidiary, the Borrower shall cause a first security interest in the Borrower's equity interest in such Subsidiary to be perfected in favor of FNB-O, as agent for the Revolving Lenders.

      4.19 Minimum Regulatory Net Capital. Advanced Clearing will have Regulatory Net Capital at all times in compliance with law but in no event less than 5% of aggregate debit items.

      4.20 Minimum Core Retail Accounts. The Borrower will have at least the number of Core Retail Accounts on the dates set forth below:

               Date                           Minimum Core Retail Accounts

               Prior to 12/31/99                         400,000

               12/31/99 to 12/30/00                      500,000

               12/31/00                                  600,000
               & after

      4.21 Taxes. The Borrower shall, and shall cause its Subsidiaries to, pay all taxes imposed upon them before any penalties or interest accrue thereon; provided, however, that no such taxes need be paid for so long as they are being diligently contested in good faith by appropriate proceeding and with respect to which adequate reserves in accordance with GAAP have been established.

      4.22 ERISA. The Borrower shall not, and shall not permit any of its Subsidiaries to:

           (a) (i) engage in any transaction in connection with which the Borrower or any Subsidiary could be subject to either a criminal or civil penalty under section 501 or 502(i) of ERISA or a tax imposed by section 4975 of the Internal Revenue Code of 1986 as amended from time to time,
      (ii) fail to make full payment when due of all amounts which would be deductible by the Borrower or a Subsidiary and which, under the provisions of any Plan, applicable law or applicable collective bargaining agreement, the Borrower or any Subsidiary is required to pay as contributions thereto, or (iii) permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan, if, in the case of any of subdivision (i), (ii) or (iii) above, such penalty or tax, or the failure to make such payment, or the existence of such deficiency, as the case may be, could have a material adverse effect on (a) the Borrower's or its Subsidiaries' abilities to conduct their business, (b) a Subsidiary's ability to pay dividends to the Borrower, or (c) the Borrower's ability to perform its obligations under the Operative Documents; or

           (b) permit the aggregate complete or partial withdrawal liability under Title IV of ERISA which is due and unpaid with respect to all Multiemployer Plans incurred by the Borrower or one or more of its Subsidiaries to exceed $500,000.

      4.23 Expenses. The Borrower shall, immediately upon demand by the Agent, reimburse the Agent for all reasonable and documented costs and expenses, including reasonable and documented fees and expenses of counsel to the Agent, incurred by the Agent in connection with the negotiation and documentation of this Agreement, and in connection with the transaction contemplated by the Operative Documents after the closing, including without limitation, any waiver, amendment or enforcement thereof. After the occurrence of an Event of Default, the Borrower shall, immediately upon demand, reimburse each Revolving Lender for all reasonable and documented costs and expenses, including reasonable and documented fees and expenses of counsel to such Revolving Lender, incurred by such Revolving Lender in connection with enforcing such Revolving Lender's rights under the Operative Documents.

      4.24 Cumulative Pre-Tax Earnings (Losses). The Borrower shall not incur net income prior to taxes less than (or net losses prior to taxes more than) the amounts shown below, such income (or losses) to be calculated on a cumulative basis during the Borrower's fiscal year as indicated:


Fiscal Year Ending   Fiscal Quarter Ending    Net Income (or Loss) Before Taxes
-------------------------------------------------------------------------------
9/30/00              12/31/99                 ($80,000,000)
                     3/31/00                  ($115,000,000)
                     6/30/00                  ($75,000,000)
                     9/30/00                  ($60,000,000)

9/30/01              12/31/00                 ($35,000,000)
                     3/31/01                  ($20,000,000)
                     6/30/01                   $10,000,000
                     9/30/01                   $40,000,000

, in each case as tested at the end of each fiscal quarter.

                             V. CONDITIONS PRECEDENT

      5.1 Closing Conditions. Any and all obligations of the Revolving Lenders to make their initial Advances hereunder are subject to satisfaction of the following conditions precedent:

          (a) FNB-O, as agent, shall have received an opinion of counsel to the Borrower covering such matters as the Revolving Lenders may request (including, without limitation, corporate existence and good standing, corporate authority, due authorization, execution and delivery of the Operative Documents, the legal, valid, binding and enforceable nature of the Operative Documents, and the perfection and priority of the security interest in the Collateral granted to the Revolving Lenders), such opinion to be satisfactory in form and substance to counsel to FNB-O;

          (b) FNB-O, as agent, shall have received such certificates and documents as the Revolving Lenders may reasonably request from the Borrower, including articles of incorporation and bylaws, certificates regarding good standing, incumbency, copies of other corporate documents, and appropriate authorizing resolutions;

          (c) the Operative Documents shall have been duly authorized and executed and shall be in full force and effect, and such UCC financing statements shall have been executed and filed in such offices as may be appropriate to perfect the security interest of FNB-O, as agent for the Revolving Lenders, in the Collateral;

          (d) the Borrower shall have delivered to FNB-O as agent the certificates covered by the Pledge Agreement and the applicable stock powers endorsed in blank, or, at the option of FNB-O, evidence of the recording of the interest of FNB-O as agent in book entry form; and

          (e) the Borrower shall have paid the reasonable and documented fees and expenses of counsel to the Agent in connection with the preparation, negotiation and execution of the Operative Documents. DEFAULTS AND REMEDIES

         6.1 Events of Default. Any of the following shall be deemed an event of default under this Agreement (an "Event of Default"):

          (a) Any payment of principal required by any of the Operative Documents shall not be paid within three (3) Business Days after the date on which such payment was invoiced or due.

          (b) Any payment of interest or other fees due hereunder or under any of the Operative Documents shall not be paid within three (3) Business Days after the date on which such payment was invoiced or due.

          (c) Any representation or warranty of the Borrower under any of the Operative Documents, or any financial reports or statements or certificates submitted pursuant to this Agreement, shall prove to have been false in any material respect when made.

          (d) A failure of the Borrower or any Subsidiary to comply with any requirement or restriction applicable to such entity and contained in Sections 4.2, 4.3, 4.4, 4.5, 4.7, 4.11, 4.12, 4.15, 4.16, 4.17, 4.19,
      4.20, 4.21, 4.22 or 4.24 of this Agreement.

          (e) A failure of the Borrower or any Subsidiary to comply with any requirement or restriction contained in any provision of the Operative Documents not otherwise specified in this Article VI, which failure remains unremedied for thirty (30) days following knowledge or receipt of notice as to such failure from any source.

          (f) The occurrence of a default or a breach of any of the obligations of the Borrower or any Subsidiary (other than obligations of such Subsidiary to the Borrower) under any note, loan agreement, preferred stock, subordinated debt instrument or agreement (including the Subordinated Debt), or any other agreement evidencing an obligation to repay borrowed money when the aggregate amount of indebtedness thereby affected (1) exceeds $500,000 or (2) if such default or breach has been declared, such loan agreement, preferred stock, subordinated debt instrument or agreement, exceeds $100,000.

                  (g) The entry of a final judgment that exceeds $500,000 against the Borrower or any Subsidiary for the payment of money, which is not covered by insurance, and the expiration of thirty (30) days from the date of such entry during which the judgment is not discharged in full or stayed.

                  (h) The occurrence of any one or more of the following:

                           (1) The Borrower or any Subsidiary shall file a
                  voluntary petition in bankruptcy or an order for relief shall be entered in a bankruptcy case as to such entity or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of such entity or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts or shall generally not pay its debts as they become due; or

                           (2) A court of competent jurisdiction shall enter an
                  order, judgment or decree approving a petition filed against the Borrower or any Subsidiary seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of the Borrower or any Subsidiary or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of such entity and such appointments shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                           (3) A writ of execution or attachment or any similar
                  process shall be issued or levied against all or any part of or interest in the Collateral, or any judgment involving monetary damages shall be entered against the Borrower or any Subsidiary which shall become a lien on the Collateral or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy.

                  (i)      A  Change of Control shall occur.

                  (j) Any adverse regulatory action has been taken against the Borrower or one or more of its Subsidiaries which will materially adversely affect (a) the Borrower's or its Subsidiaries' abilities to conduct their business, (b) a Subsidiary's ability to pay dividends to the Borrower, or (c) the Borrower's ability to perform its obligations under this Agreement or any of the Operative Documents.

                  (k) Any litigation has been filed against the Borrower or one or more of its Subsidiaries which, if determined adversely, will materially adversely affect (a) the Borrower's or its Subsidiaries' abilities to conduct their business, (b) a Subsidiary's ability to pay dividends to the Borrower, or (c) the Borrower's ability to perform its obligations under this Agreement or any of the Operative Documents.

                  (l) At any time after September 30, 1999, the computer systems of the Borrower shall be unable to perform date-sensitive functions involving dates after December 31, 1999 and such inability has a material adverse effect on the ability of the Borrower to carry out its business.

         6.2 Remedies. If an Event of Default occurs and is continuing, upon the election of the Revolving Lenders holding two-thirds of the then outstanding aggregate total Indebtedness of the Borrower to the Revolving Lenders, the entire unpaid principal amount under the Notes, together with interest accrued thereon, shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, the Commitments of the Revolving Lenders hereunder shall terminate, and the Revolving Lenders may exercise their rights under the other Operative Documents or the Notes, including, without limitation, under the Security Agreement and the Pledge Agreement. Upon the occurrence of an Event of Default described in
Section 6.1(h)(1) or (2) hereof, acceleration under this Section 6.2 shall occur automatically without the election, declaration, notice or other act on the part of any of the Revolving Lenders. In addition, the Revolving Lenders shall have such other remedies as are available at law and in equity. Remedies under this Agreement, the Operative Documents, and the Notes are cumulative. Any waiver must be in writing by the Revolving Lenders and no waiver shall constitute a waiver as to any other occurrence which constitutes an Event of Default or as to any party not specifically included in such written waiver.


                         VII. INTER-CREDITOR AGREEMENTS

      7.1 FNB-O as Servicer. FNB-O will act as sole servicer of the loans evidenced by the Notes. For purposes of this Article VII, the term Event of Default means any Event of Default hereunder. FNB-O will enforce, administer and otherwise deal with the loans made by the Revolving Lenders in accordance with safe and prudent banking standards employed by FNB-O in the case of the loan made by FNB-O. Without limiting the generality of the foregoing, FNB-O will, on its own behalf and on behalf of the Revolving Lenders: (i) maintain originals of the Operative Documents (excluding the Notes); (ii) receive requests for Advances from the Borrower, promptly transmit the same to the Revolving Lenders and make such Advances on behalf of the Revolving Lenders (provided that FNB-O is assured of reimbursement therefor by the other Revolving Lenders for their pro rata shares); (iii) receive payments and prepayments from the Borrower and apply such payments as provided in Section 7.2; (iv) receive notices from the Borrower and send copies thereof to the Revolving Lenders if FNB-O has reasonable cause to believe that such Revolving Lenders have not received such notice from another source; and (v) advise the Revolving Lenders of the occurrence of any Event of Default which FNB-O obtains actual knowledge of. The Revolving Lenders agree not to attempt to take any action against the Borrower under the Operative Documents or the Notes, or with respect to the indebtedness evidenced thereby without FNB-O's consent unless holders of two-thirds of the then outstanding aggregate total Indebtedness of the Borrower to the Revolving Lenders (including under the Notes and any similar indebtedness) shall have requested FNB-O to take specific action against the Borrower and FNB-O shall have failed to do so within a reasonable period after receipt of such request. All actions, consents, waivers and approvals by the Revolving Lenders shall be deemed taken or given and amendments hereto deemed agreed to if the holders of more than two-thirds of the outstanding aggregate total Indebtedness of the Borrower to the Revolving Lenders shall have indicated their consent thereto. Notwithstanding the foregoing, unanimous approval of the applicable Revolving Lenders under the respective Notes shall be required for: (i) any reduction or compromise of the principal loan amount of such Notes, the amount or rate of interest accrued or accruing thereon or the fees due hereunder; and (ii) extension of the date of any scheduled payment; and unanimous consent of all the Revolving Lenders shall be required for (iii) permitting the sale of or releasing the security interest of the Revolving Lenders in (x) any stock held in Subsidiaries or (y) other Collateral which comprises more than ten percent (10%) of net book value of fixed assets of the Borrower; and (iv) any amendment of Sections 7.1 or 7.2 hereof. A Revolving Lender's commitment hereunder may not be increased without the consent of such Revolving Lender, it being understood, however, that increases in the total revolving credit facility hereunder may be made with the consent of the holders of more than two-thirds of the outstanding aggregate total outstanding obligation of the Borrower to the Revolving Lenders, so long as such increase does not result in the increase of any non-consenting Revolving Lender's commitment hereunder.

      7.2 Application of Payments. Until the earlier of the occurrence of an Event of Default, payments or prepayments made by the Borrower may be applied to the indebtedness designated by the Borrower or otherwise applied as follows:

          (a) first, to pay interest to date on the Notes and fees due to the Revolving Lenders;

          (b) second, pro rata to the Revolving Lenders, such pro rata share to be determined as set forth below in subsection (bb) of this Section 7.2.

After the occurrence of an Event of Default, payments or prepayments on the Notes received by FNB-O or any of the Revolving Lenders and funds realized upon the disposition of any of the Collateral shall be applied as follows:

          (aa) first, to reimburse FNB-O for any reasonable and documented costs, expenses, and disbursements (including reasonable and documented attorneys' fees) which may be incurred or made by FNB-O: (i) in connection with its servicing obligations; (ii) in the process of collecting such payments or funds; or (iii) as advances made by FNB-O to protect the Collateral (provided, however, that FNB-O shall have no obligation to make such protective advances); and

          (bb) second, pari passu among the Revolving Lenders, based on their respective pro rata shares of the funds to be applied. Each Revolving Lender's pro rata share shall be equal to a fraction, (x) the numerator of which shall be the total principal loan amount then outstanding which is owing to each such Revolving Lender under its Notes, and (y) the denominator of which shall be the total Principal Loan Amount then outstanding which is owing to the Revolving Lenders under all Notes.

Except as specifically provided in this Section 7.2, FNB-O shall have no obligation to repay or prepay any amount due from the Borrower to any of the other Revolving Lenders nor shall FNB-O have any obligation to purchase all or a part of any Note hereunder or any Advance made by any Revolving Lenders, nor shall the Revolving Lenders have any recourse whatsoever against FNB-O with respect to any failure of the Borrower to repay the indebtedness referenced herein.

      7.3 Liability of FNB-O. FNB-O shall not be liable to the Revolving
Lenders for any error of judgment or for any action taken or omitted to be taken by it hereunder, except for gross negligence or willful misconduct. Without limiting the generality of the foregoing, FNB-O, except as expressly set forth herein, (a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no representation or warranty with respect to, and shall not be responsible for, the accuracy, completeness, execution, legality, validity, legal effect or enforceability of this Revolving Credit Agreement, the Notes, or the other Operative Documents, or the value or sufficiency of any Collateral given by the Borrower or the priority of the Revolving Lenders' security interest therein or the financial condition of the Borrower; and (c) shall not be responsible for the performance or observance of any of the terms, covenants or conditions of the Operative Documents on the part of the Borrower and shall not have any duty to inspect the property (including, without limitation, the books and records) of the Borrower.

      7.4 Transfers. No Revolving Lender shall subdivide or transfer its respective Notes (except to a Federal Reserve Bank) without first giving ten
(10) days prior written notice to and obtaining the prior written consent (which consent shall not be unreasonably withheld) of FNB-O and the Borrower. No Revolving Lender may grant a participation in any Advance hereunder without the prior written consent of FNB-O (which consent shall not be unreasonably withheld).

      7.5 Reliance. The Revolving Lenders acknowledge that they have been advised that none of the Notes nor any interest therein or related thereto has been (i) registered under the Securities Act of 1933, as amended, nor (ii) insured by the Federal Deposit Insurance Corporation. The Revolving Lenders acknowledge that they have received from the Borrower all financial information and other data relevant to their decision to extend credit to the Borrower and that they have independently approved the credit quality of the Borrower.

      7.6 Relationship of Lenders. The Revolving Lenders intend for the relationships created by this Agreement to be construed as concurrent direct loans from each Revolving Lender respectively to the Borrower. Nothing herein shall be construed as a loan from any Revolving Lender to FNB-O or as creating a partnership or joint venture relationship among them.

      7.7 New Revolving Lenders. In the event that new Revolving Lenders are added to this Agreement, such Revolving Lenders shall be required to agree to the inter-creditor provisions of this Article VII.

      7.8 Agenting Fee. The Borrower will pay to FNB-O an annual agenting fee equal to $37,500, payable quarterly on or before the last day of quarter in equal installments of $9,375.

                      VIII. REIMBURSEMENTS; INDEMNIFICATION

      8.1 Capital Adequacy. If, after the date hereof, the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy (including, without limitation, any law, rule or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other governmental authority charged with the interpretation or administration thereof, or compliance by a Revolving Lender (or its parent) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other governmental authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Revolving Lender's capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Revolving Lender could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Revolving Lender's policies with respect to capital adequacy) by an amount deemed by such Revolving Lender to be material, then such Revolving Lender shall provide to the Borrower notice of such matter, and from time to time thereafter within ten (10) Business Days after demand by such Revolving Lender, the Borrower shall pay to such Revolving Lender such additional amount or amounts as will compensate such Revolving Lender for such reduction which is incurred by such Revolving Lender after the date of such Revolving Lender's notice to the Borrower under this Section 8.1. Notwithstanding the preceding sentence, upon Borrower's receipt of such notice from such Revolving Lender, Borrower may provide to such Revolving Lender its notice of prepayment in accordance with Section 2.5 hereof. A certificate of such Revolving Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Revolving Lender may use any reasonable averaging and attribution methods. Upon receipt of a notice from a Revolving Lender under this section, the Borrower, upon ten (10) days prior written notice to the Agent, may replace such Revolving Lender with a new Revolving Lender that would not require a payment under this section, which replacement Revolving Lender shall purchase the rights and assume the obligations of the replaced Revolving Lender under this Agreement and the other Operative Documents for a price equal to the outstanding principal and accrued but unpaid interest on the
Note issued to such replaced Revolving Lender, plus the amount of other fees (including without limitation the commitment fee payable in accordance with Section 2.2 (a) of this Agreement), such fees to be pro rated through the purchase and assumption date; provided, however, that such replacement Revolving Lender must be acceptable to the Agent.

      8.2 General Indemnity. The Borrower shall indemnify each Revolving Lender and its directors, officers, employees and agents from and against any and all losses, claims, liabilities, damages, reasonable and documented attorneys' fees and disbursements, and other reasonable and documented costs and expenses which the indemnified party may at any time sustain or incur in connection with the Borrower's use of loan proceeds; provided that the indemnified party shall not have any right to be indemnified for its own gross negligence or willful misconduct. All indemnities and all provisions relative to reimbursement to the Revolving Lenders of amounts sufficient to compensate the Revolving Lenders for changes in capital adequacy requirements, including, but not limited to, Section 8.1 hereof, shall survive the termination of this Agreement and the payment of the Notes.

                               IX. MISCELLANEOUS

      9.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, except as specified by Section 7.1, may not be effectively amended, changed, modified or altered, except in writing executed by the Borrower and the Requisite Revolving Lenders.

      9.2 Governing Law. The Operative Documents shall be governed by and construed pursuant to the laws of the State of Nebraska.

      9.3 Notices. Until changed by written notice from one party hereto to the other, all communications under the Operative Documents shall be in writing and shall be hand delivered or mailed by registered mail to the parties, and shall be deemed given when mailed, as follows:

          If to the Borrower:

                  AMERITRADE HOLDING CORPORATION
                  4211 South 102nd Street
                  Omaha, Nebraska 68127
                  Attention: Chief Financial Officer




          If to the Agent:

                  FIRST NATIONAL BANK OF OMAHA
                  One First National Center
                  Omaha, Nebraska  68102
                  Attention: Mr. James P. Bonham

          If to the Revolving Lenders, at their respective addresses herein.

      9.4 Headings. The captions and headings herein are for convenience only and in no way define or limit the scope or intent of any provisions or sections of this Agreement.

      9.5 Counterparts. This Agreement may be executed in several counterparts and such counterparts together shall constitute one and the same instrument.

      9.6 Survival; Successors and Assigns . The covenants, agreements, representations and warranties made herein, and in the certificates delivered pursuant hereto, shall survive the execution and delivery to the Revolving Lenders of this Agreement and shall continue in full force and effect so long as any Note or any obligation to the Revolving Lenders under any of the Operative Documents (other than contingent obligations that, by their terms, survive the termination hereof) is outstanding and unpaid or any Commitment remains in effect. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall bind the successors and assigns of the Borrower and shall inure to the benefit of the successors and assigns of the Revolving Lenders.

      9.7 Severability. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      9.8 Assignment. The Borrower may not assign its rights or obligations hereunder and any assignment in contravention of the terms hereof shall be void.

      9.9 Consent to Form of Pledge Agreement and Security Agreement. The parties hereto expressly approve the form of the Pledge Agreement and the Security Agreement.

      IN WITNESS WHEREOF, the Borrower and the Revolving Lenders have caused this Revolving Credit Agreement to be executed by their duly authorized corporate officers as of the day and year first above written.





                           AMERITRADE HOLDING CORPORATION


                           By: /s/ Thomas K. Lewis
                              ---------------------------
                              Title: Co-Chief Executive Officer

                           FIRST NATIONAL BANK OF OMAHA


                           By: /s/ James Bonham
                              ---------------------------
                              Title: Vice President

NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                 INITIALED:

                                 /s/ TKL
                                 ---------
                                 Borrower

                                 HARRIS TRUST AND SAVINGS BANK


                                 By: /s/ Gary R. Shafer
                                    --------------------------
                                    Title: Vice President


NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                 INITIALED:

                                 /s/ TKL
                                 ---------
                                 Borrower

                                 MERCANTILE BANK NATIONAL ASSOCIATION


                                 By: /s/ Joseph L. Sooter
                                    --------------------------
                                    Title: Vice President


NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.


                                 INITIALED:

                                 /s/ TKL
                                 ---------
                                 Borrower

                                 LASALLE BANK NATIONAL ASSOCIATION


                                 By: /s/ Darren Lemkau
                                    --------------------------
                                    Title: Vice President


NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.


                                 INITIALED:

                                 /s/ TKL
                                 ---------
                                 Borrower

                                    EXHIBIT A



                          TO REVOLVING CREDIT AGREEMENT
                                      AMONG
                         AMERITRADE HOLDING CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                         HARRIS TRUST AND SAVINGS BANK,
                     LASALLE BANK NATIONAL ASSOCIATION, AND
                      MERCANTILE BANK NATIONAL ASSOCIATION



                                  FORM OF NOTES

                       ) SECURED BUSINESS PROMISSORY NOTE


Omaha, Nebraska                           $
January ___, 2000                                  December 31, 2001
(Note Date)                                        (Maturity Date)


      On or before December 31, 2001, AMERITRADE HOLDING CORPORATION ("Maker") promises to pay to the order of [REVOLVING LENDER] ("Lender") the principal sum hereof, which shall be the lesser of ___________ Dollars, or so much thereof as may have been advanced by Lender pursuant to the Amended and Restated Revolving Credit Agreement dated as of January 25, 2000, as amended from time to time (the "Agreement") among Maker, Lender, First National Bank of Omaha ("Agent"), and the other Revolving Lenders from time to time party thereto (collectively, the "Lenders"). All capitalized terms not defined herein shall have their respective meanings as set forth in the Agreement.

      Interest shall accrue on the principal sum hereof outstanding from time to time at a floating per annum interest rate (the "Revolving Credit Rate") equal to the greater of (a) the rate published from time to time as the "Prime Rate" (the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks) in the Midwest Edition of the Wall Street Journal on the first business day of the month (or, if no such rate is published on such date, on the last preceding date when such rate was published), minus 3/4 of 1%; or (b) the rate published from time to time as the "90-day LIBOR rate" in the Midwest Edition of the Wall Street Journal on the first business day of the month (or if no such rate is published on such date, on the last preceding date when such rate was published), plus 1.50% . Interest shall accrue from and after the date of advance to the date of repayment and shall be calculated based on a year of 360 days, and actual days elapsed. Such rate shall fluctuate monthly based on changes in such rates on the first business date of each month. Notwithstanding anything to the contrary elsewhere herein, after an Event of Default has occurred interest shall accrue on the entire outstanding balance of principal and interest on all indebtedness hereunder at a fluctuating rate equal to the Default Rate. Interest shall be due no later than the tenth day of each month.

      On or prior to the end of each calendar quarter, Maker shall repay the amount, if any, outstanding on the Revolving Credit Note which in the aggregate exceeds the amount of the Base Revolving Credit Facility to be in place on the next succeeding Business Day following such calendar quarter. The balance, if any, shall be due on the Maturity Date stated above.

      All obligations of Maker under this Note shall be payable in immediately available funds in lawful money of the United States of America at the principal office of Agent in Omaha, Nebraska or at such other address as may be designated by Agent in writing. In the event that a payment day is not a Business Day, the payment shall be due on the next succeeding Business Day.

      Maker may at any time prepay the Principal Loan Amount outstanding under this Note if Maker has given Agent and Lender at least one (1) Business Day's prior written notice of its intention to make such prepayment. Any such prepayment may be made without penalty.

      All obligations of Maker hereunder shall be secured by a first security interest in the Collateral, as more specifically described in the Security Agreement and the Pledge Agreement.


                                  GENERAL TERMS

      Maker's liability for any amounts owed under this Note and the other Operative Documents (the "Obligations") shall not be affected by any of the following:

            Acceptance or retention by Lender or Agent of other property or interests as security for the Obligations, or for the liability of any person other than a Maker with respect to the Obligations;

            The release of all or any of the Collateral or other security for any of the Obligations to any Maker;

            Any release, extension, renewal, modification or compromise of any of the Obligations or the liability of any obligor thereon; or

            Failure by Lender or Agent to resort to other security or any person liable for any of the Obligations before resorting to the Collateral.

      Neither Lender nor Agent is required to take any action whatsoever in respect of the Collateral. Impairment or destruction of the Collateral shall not release Maker of its liability hereunder.

      Upon the failure of Maker to make any payment of principal or interest when due hereunder or the occurrence of any Event of Default, all of the Obligations shall, at the option of Agent and without notice or demand, mature and become immediately due and payable; and Agent shall have all rights and remedies for default provided by the Uniform Commercial Code, any other applicable law and/or the Operative Documents.

      All costs and expenses incurred by Lender or Agent in enforcing its rights under this Note or any mortgage, endorsement, surety agreement, guaranty relating thereto are the obligation of Maker and are immediately due and payable. Interest shall accrue on such costs and expenses from the date of incurrence at the rate specified herein for delinquent Note payments. Each

Maker, endorser, surety and guarantor hereby waives presentment, protest, demand, notice of dishonor, and the defense of any statute of limitations.

      Without affecting the liability of any Maker, endorser, surety or guarantor, the holder or Agent may, without notice, renew or extend the time for payment, accept partial payments, release or impair any Collateral or other security for the payment of this Note or agree to sue any party liable on it.

      Neither Lender nor Agent shall be deemed to have waived any of its rights upon or under this Note, or under any mortgage, endorsement, surety agreement or guaranty, unless such waivers be in writing and signed by Lender or Agent, as the case may be. No delay or omission on the part of Lender or Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Lender or Agent on liabilities or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

      Maker, if more than one, shall be jointly and severally liable hereunder and all provisions hereof regarding the liabilities or security of Maker shall apply to any liability or any security of any or all of them. This Note shall be binding upon the heirs, executors, administrators, assigns or successors of Maker; shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Note, and if all transactions between Lender and Maker shall be at any time closed, shall be equally applicable to any new transactions thereafter, provided that Lender's interest in the Collateral shall be limited to the extent provided in the Security Agreement and the Pledge Agreement; shall benefit Lender, its successors and assigns; and shall so continue in force notwithstanding any change in any partnership party hereto, whether such change occurs through death, retirement or otherwise.

      All obligations of Maker hereunder shall be payable in immediately available funds in lawful money of the United States of America at the principal office of the Agent.

      This Note shall be construed according to the laws of the State of Nebraska.

      Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

      Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      [This Note is given in substitution of that certain Secured Business Promissory Note dated May 24, 1999, given by Maker to Lender, in the principal amount of $_______________.]

         Executed as of this              day of                       , 2000.
                             ------------        ----------------------

                                    AMERITRADE HOLDING CORPORATION


                                             By:
                                          Title:

                            PROMISSORY NOTE SCHEDULE

                     Loan Advances and Payments of Principal

                         AMERITRADE HOLDING CORPORATION


REVOLVING NOTE ADVANCES AND PAYMENTS:


                         Amount of                        Unpaid
          Amount       Principal Paid     Amount of      Principal   Notation
Date    of Advance       or Prepaid      Interest Paid    Balance    Made By
----    ----------     --------------    -------------   ---------   --------